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                                                                    EXHIBIT 11.1


                       COMPUTATION OF EARNINGS PER SHARE


                                           Three Months        Three Months        Nine Months         Nine Months
                                              Period              Period             Period               Period
                                              Ended               Ended               Ended               Ended
                                            December 31,        December 29,       December 31,         December 29,
                                               1997                1996               1997                 1996
                                            ------------       -------------        ------------      --------------
Earnings (loss) from Continuing
     Operations..........................     $7,646,013          $(2,017,176)       $ 6,533,788        $(3,856,009)

Net earnings (loss)......................     $7,646,013          $(2,113,152)       $ 6,533,788        $(3,145,289)
                                              ==========          ===========        ===========        ===========
Weighted average number of common shares
     outstanding during the period .           4,000,210            4,000,210          4,000,210          4,000,210

Net effect of dilutive stock options based
     on the treasury stock method at                   -                    -                  -                  -
     market prices.......................     ----------          -----------        -----------        -----------


Shares used for computation .............      4,000,210            4,000,210          4,000,210          4,000,210
                                              ==========          ===========        ===========        ===========
Net earnings (loss) from continuing
     operations .........................     $     1.91          $      (.50)       $      1.63        $      (.96)
                                              ==========          ===========        ===========        ===========
Net earnings (loss) per share  ..........     $     1.91          $      (.53)       $      1.63        $      (.79)
                                              ==========          ===========        ===========        ===========